Exhibit 21.1

SUBSIDIARIES OF
AFFILIATED COMPUTER SERVICES, INC.,
a Delaware corporation

Jurisdiction of
Subsidiary	Organization	Other Business Names
ACS BPS de Guatemala S.A.	Guatemala
ACS BRC Holdings, Inc.	Delaware
ACS Business Process Solutions (Dominican Republic), S.A.	Dominican Republic
ACS Business Process Solutions (Jamaica) Limited	Japan
ACS Business Process Solutions de Mexico S.A. de C.V.	Mexico
ACS Business Process Solutions Limited	United Kingdom
ACS Business Resources Corporation	Delaware
ACS Business Services, LLC	Delaware
ACS Commercial Solutions, Inc.	Nevada	ACS Business Process Solutions
ACS Defense, LLC	Delaware
ACS EDI Gateway, Inc.	Delaware
ACS Education Services, Inc.	Delaware
ACS Education Solutions, LLC	Delaware
ACS Enterprise Solutions, Inc.	Delaware	ACS Government Information Services
ACS Government Records
ACS State & Local Services
ACS Technical Services
BRC Government Services
BRC Records, Inc.
Enduro Binder
Logan Services, Inc.
ACS Global, Inc.	Delaware
ACS Government Systems, Inc.	Delaware	SCT Government Systems, Inc.
ACS Health Administration, Inc.	Delaware	Rewards Administration Center
ACS Health Care, Inc.	Delaware
ACS Image Solutions, Inc.	Louisiana	DPX Corporation
ACS IT Solutions, LP	Delaware
ACS Legal Solutions, Inc.	Pennsylvania
ACS Lending, Inc.	Delaware
ACS Marketing, L.P.	Delaware
ACS Merger Corp.	Delaware

SUBSIDIARIES OF
AFFILIATED COMPUTER SERVICES, INC.,
a Delaware corporation

Jurisdiction of
Subsidiary	Organization	Other Business Names
ACS Outsourcing Solutions, Inc.	Michigan
ACS Print and Mail Services, Inc.	Michigan
ACS Properties, Inc.	Delaware
ACS Protection Services, Inc.	Texas
ACS Public Sector Solutions, Inc.	Canada
ACS REBGM, Inc.	Illinois
ACS Securities Services, Inc.	Texas
ACS State & Local Solutions, Inc.	New York	Florida Alliance for Families
LDC Collection Systems
National Collections Center
ACS State Healthcare, LLC	Delaware	Consultec, LLC
GenAmerica Consultec, LLC
General American Consultec
ACS TradeOne Marketing, Inc.	Delaware	Affiliated ACS Eastern Services, Inc.
Class Action Newsletter; TradeOne Marketing
Unclaimed Property Recovery Reporting
Unclaimed Property Recovery Reporting, Inc.
ACS Trust I	Delaware
ACS Trust II	Delaware
ACS Welfare Benefit Trust	Texas
ACS-BPS (Ghana) Limited	Ghana
ACS/ECG Holdings, LLC	Delaware
Affiliated Computer Services (Fiji) Limited	Fiji
Affiliated Computer Services (Tianjin) Co., Ltd.	China
Affiliated Computer Services Business
Process Solutions, S.A.R.L.	France
Affiliated Computer Services do Brasil Ltd.	Brazil
Affiliated Computer Services Hungary
Commercial and Service Provider Limited Liability Company	Hungary
Affiliated Computer Services International (Barbados) Holdings Limited	Barbados
Affiliated Computer Services International (Barbados) Limited	Barbados
Affiliated Computer Services International B.V.	Netherlands

SUBSIDIARIES OF
AFFILIATED COMPUTER SERVICES, INC.,
a Delaware corporation

Jurisdiction of
Subsidiary	Organization	Other Business Names
Affiliated Computer Services Ireland Limited	Ireland
Affiliated Computer Services of Germany GmbH	Germany
Affiliated Computer Services of India Private Limited	India
Affiliated Computer Services of Spain, S.L., Sociedad Unipersonal	Spain
Consultec IPA, Inc.	New York
CyberRep of Tennessee, Inc.	Tennessee
CyberRep, Inc.	Virginia
Datacom Municipal Systems of Pennsylvania, Inc.	Pennsylvania
Digital Information Systems Company, LLC	Georgia	Digital Indexing Systems Company
etravelexperts, LLC	Delaware
FCTC Transfer Services, L.P.	Delaware	First City Transfer Company
Government Records Services, Inc.	Delaware	ACS Government Records Services, Inc.
Health Technology Acquisition Company	Indiana
Heritage Information Systems, Inc.	Virginia
Lockheed Martin B.V. (Netherlands)	Netherlands
Lockheed Martin IMS Canada Inc.	Canada
MidasPlus, Inc.	Arizona
Outsourced Administrative Systems, Inc.	Indiana	None
Patient Accounting Service Center, LLC	Washington	ARSTRAT
ACS Systems
Peter Martin Associates, Inc.	Illinois	None
Tenacity Manufacturing Company, Inc.	Delaware	None
The National Abandoned Property Processing Corporation	Delaware	None
Title Records Corporation	Delaware	None
Transaction Processing Specialists, Inc.	Texas	None
Truckload Management Services, Inc.	Colorado	MultiMedia Recruiting, Inc.